Exhibit 10.1

Amendment No. 1 to Bronco Drilling Company, Inc.

2005 Stock Incentive Plan

The Bronco Drilling Company, Inc. 2005 Stock Incentive Plan is hereby amended as follows:

1.         Amendment.

Delete Section 4.1 and replace it, in its entirety, with the following:

“4.1 Share Reserve. Subject to the provisions of Section 11.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock which may be issued upon exercise of all Awards under the Plan, including Incentive Stock Options, shall not exceed One Million (1,000,000) shares. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.”

2.         Execution. To record the adoption of the Amendment by the Board, the Company has caused its authorized officer to execute the Amendment as of the date specified below.

[Signature Page Follows]

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused Amendment No. 1 to the Bronco Drilling Company, Inc. 2005 Stock Incentive Plan to be executed effective as of the 16th day of November, 2005.

Bronco Drilling Company, Inc.

By:	/s/ D. Frank Harrison
D. Frank Harrison
Chief Executive Officer

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